Apogee Reports Second Quarter 2026 Financial Results and Recent Corporate and Pipeline Updates

AbbVie to acquire Apogee for $135.11 per share in cash for total equity value of approximately $10.9 billion, positioning differentiated immunology portfolio to reach more patients worldwide

Positive 16-week Phase 2 APEX Part B induction dose optimization results support planned advancement of zumilokibart into Phase 3 development in moderate-to-severe atopic dermatitis this year

SAN FRANCISCO and BOSTON, August 10, 2026 (GLOBE NEWSWIRE) -- Apogee Therapeutics, Inc. (Nasdaq: APGE), a clinical-stage biotechnology company advancing optimized, novel biologics with the potential for best-in-class profiles in the largest inflammatory and immunology (I&I) markets, today reported second quarter 2026 financial results, recent corporate updates and pipeline progress.

"The second quarter marked a transformational period for Apogee," said Michael Henderson, M.D., Chief Executive Officer of Apogee Therapeutics. "The strength of our Phase 2 APEX Part B results further demonstrated the potential of zumilokibart to redefine treatment for patients with moderate-to-severe atopic dermatitis while reinforcing its broader pipeline-in-a-product opportunity across inflammatory diseases. These results, followed by our strategic financing collaboration with Blackstone Life Sciences and the now pending acquisition by AbbVie, reflect the progress our team has made in advancing a differentiated immunology portfolio. We are grateful to the patients, investigators and employees who made these milestones possible, and we believe AbbVie's scientific expertise, global scale and commercial capabilities provide the best opportunity to realize the full potential of these programs for patients around the world."

Corporate Updates

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Pending acquisition by AbbVie positions portfolio for global development and commercialization:
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In June 2026, Apogee announced that it entered into a definitive agreement to be acquired by AbbVie. Under the terms of the agreement, AbbVie will acquire all outstanding shares of Apogee for $135.11 per share in cash, representing a total equity value of approximately $10.9 billion. The proposed acquisition is expected to strengthen AbbVie's immunology portfolio while advancing the development of Apogee's differentiated pipeline of therapies for inflammatory and immunological diseases. The transaction is expected to close in the third quarter of 2026, subject to customary closing conditions, including shareholder approval and receipt of required regulatory approvals.
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Strategic financing collaboration with Blackstone Life Sciences:
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In May 2026, Apogee announced a strategic financing collaboration with Blackstone Life Sciences for up to $1.3 billion in flexible, non-dilutive capital to support the Phase 3 development and potential commercialization of zumilokibart. Combined with the company's existing cash balance at the time, the financing was expected to position Apogee to achieve a self-sustainable financial profile through commercialization without the need for future equity financing.

Pipeline Progress

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APEX Phase 2 Part B met all primary and secondary endpoints with high statistical significance; dose optimization results informed dosing plans for upcoming Phase 3 trials expected to launch this year:
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In May 2026, the company announced positive 16-week induction dose optimization results from Part B of the APEX Phase 2 trial evaluating zumilokibart in patients with moderate-to-severe atopic dermatitis. The trial met its primary endpoint with 65.9% of patients treated with mid-dose zumilokibart achieving EASI-75 (41.9% placebo adjusted). Key secondary endpoints were also met, with IGA 0/1 in 46.0% of patients, EASI-90 in 47.4%, I-NRS ≥4 improvement in 50.5%, EASI-100 in 16.5%, with very low disease activity (vLDA) in 20.6%, each demonstrating statistically significant improvements versus placebo. Zumilokibart was well tolerated, with a safety profile generally consistent with other agents in the class.
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Based on these results, as well as findings from APEX Part A, the company selected the mid-dose regimen for planned Phase 3 initiation this year.
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Apogee announced trial plans for expansion indications in EoE and asthma:
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The ELEVATE Phase 2a trial, an open-label, proof-of-concept study evaluating zumilokibart in patients with eosinophilic esophagitis (EoE), will initiate in 2H 2026. The study is expected to enroll approximately 30 to 50 patients and will assess dosing every three or six months. The primary endpoint is histologic response, including reductions in eosinophil counts, with additional evaluation of endoscopic findings and patient-reported outcomes.
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The ASPIRE Phase 2b trial, a randomized, placebo-controlled study evaluating multiple dosing regimens of zumilokibart in patients with moderate-to-severe asthma with elevated Type 2 biomarkers and a history of exacerbations, will initiate in 1H 2027. The study is designed to be potentially registrational and is expected to enroll approximately 500 patients randomized across dosing intervals of every three, six, or twelve months, or placebo. The primary endpoint is annualized exacerbation rate at Week 52, with additional assessments of lung function and symptoms.
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Combination pipeline continues to advance across AD and respiratory conditions for APG279 and APG273 with potential for improved efficacy and dosing:
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The Phase 1b head-to-head study evaluating APG279 (zumilokibart + APG990) versus DUPIXENT® in atopic dermatitis is ongoing, with interim data expected in 2H 2026.
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APG273 (zumilokibart + APG333), a long-acting IL-13/TSLP combination, continues to represent a differentiated respiratory program supported by positive Phase 1 data for APG333, with additional plans to be announced in 2H 2026.

Second Quarter 2026 Financial Results

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Cash Position: Cash, cash equivalents, marketable securities and long-term marketable securities were $1.3 billion as of June 30, 2026, compared to $621.2 million as of June 30, 2025.
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R&D Expenses: Research and development (R&D) expenses were $67.3 million for the quarter ended June 30, 2026, compared to $55.7 million for the quarter ended June 30, 2025. R&D expenses increased primarily driven by the continued development of our zumilokibart program and higher personnel and equity-based compensation expenses associated with the growth in our research and development team.
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G&A Expenses: General and administrative (G&A) expenses were $24.3 million for the quarter ended June 30, 2026, compared to $17.5 million for the quarter ended June 30, 2025. G&A expenses increased primarily due to increases in personnel-related expenses and equity-based compensation, primarily driven by increased headcount and an increase in the fair value of equity awards granted. These increases are the result of the company’s expansion of operations to support the growth of its business.
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Net Loss: Net loss was $85.9 million for the quarter ended June 30, 2026, compared to a net loss of $66.1 million for the quarter ended June 30, 2025. Net loss increased primarily as a result of higher R&D and G&A expenses as described above.

About Apogee

Apogee Therapeutics is a clinical-stage biotechnology company advancing novel biologics with potential for differentiated efficacy and dosing in the largest I&I markets, including for the treatment of AD, asthma, EoE, Chronic Obstructive Pulmonary Disease (COPD) and other I&I indications. Apogee’s antibody programs are designed to overcome limitations of existing therapies by targeting well-established mechanisms of action and incorporating advanced antibody engineering to optimize half-life and other properties. Zumilokibart, the company’s most advanced program, is being initially developed for the treatment of AD, which is the largest and one of the least penetrated I&I markets, as well as asthma and EoE. With five validated targets in its portfolio, Apogee is seeking to achieve best-in-class efficacy and dosing through monotherapies and combinations of its novel antibodies. Based on a broad pipeline and depth of expertise, the company believes it can deliver value and meaningful benefit to patients underserved by today’s standard of care. For more information, please visit https://apogeetherapeutics.com.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. All statements other than statements of historical fact, including statements regarding market and industry prospects and future results of operations or financial position made in this communication are forward-looking. In many cases, you can identify forward-looking statements by terminology, such as “may,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of such terms and other comparable terminology. Statements in this communication that are forward-looking may include, but are not limited to, statements regarding the benefits of the proposed acquisition of Apogee Therapeutics, Inc. (“Apogee”) by AbbVie Inc. (“AbbVie”) and the associated integration plans, anticipated future operating performance and results of Apogee, the expected timing of the closing of the proposed acquisition and other transactions contemplated by the merger agreement governing the proposed acquisition (the “Merger Agreement”), and the potential of zumilokibart (APG777) and other Apogee pipeline assets.

There may also be other statements of expectations, beliefs, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are difficult to predict and are generally outside Apogee’s control, that could cause actual performance or results to differ materially from those expressed in, or implied or projected by, the forward-looking statements. Such risks and uncertainties include, but are not limited to: the occurrence of any event, change or other circumstance that could give rise to the right of Apogee or AbbVie or both of them to terminate the Merger Agreement, including circumstances requiring a party to pay the other party a termination fee pursuant to the Merger Agreement; the failure to obtain applicable regulatory or Apogee stockholder approval in a timely manner or otherwise; the risk that the proposed acquisition may not close in the anticipated timeframe or at all due to one or more of the other closing conditions to the transaction not being satisfied or waived; the possibility of competing acquisition proposals for Apogee; the risk that there may be unexpected costs, charges or expenses resulting from the proposed acquisition; risks related to the ability of Apogee and AbbVie to successfully integrate the businesses and the possibility that such integration may be more difficult, time consuming or costly than expected; risks that the proposed transaction disrupts Apogee’s or AbbVie’s current plans and operations; the risk that certain restrictions during the pendency of the proposed transaction may impact Apogee’s ability to pursue certain business opportunities or strategic transactions; risks related to disruption of each company’s management’s time and attention from ongoing business operations due to the proposed transaction; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of Apogee’s and/or AbbVie’s common stock, credit ratings or operating results; the risk that the proposed transaction and its announcement could have an adverse effect on the ability of Apogee and AbbVie to retain and hire key personnel, to retain customers and to maintain relationships with each of their respective business partners, suppliers and customers and on their respective operating results and businesses generally; the risk of litigation that could be instituted against the parties to the Merger Agreement or their respective directors, managers or officers and/or regulatory actions related to the proposed acquisition, including the effects of any outcomes related thereto; the risk that zumilokibart (APG777) or APG273 and other Apogee pipeline assets may not demonstrate the anticipated success, safety, or efficacy in ongoing or future clinical trials; the risk that positive Phase 2 and Phase 1b interim results for zumilokibart (APG777) may not be predictive of results in later-stage or larger clinical trials; challenges to intellectual property; adverse litigation or government action; competition from other products; difficulties inherent in the research and development process; risks related to unpredictable and severe or catastrophic events, including but not limited to acts of terrorism, war or hostilities, cyber attacks, or the impact of any pandemic, epidemic or outbreak of an infectious disease in the United States or worldwide on Apogee’s or AbbVie’s business, financial condition and results of operations, as well as the response thereto by each company’s management; and other business effects, including the effects of industry, market, economic, political or regulatory conditions.

Also, AbbVie’s and Apogee’s actual results may differ materially from those contemplated by the forward-looking statements for a number of additional reasons as described in AbbVie’s and Apogee’s filings with the Securities and Exchange Commission (the “SEC”), including those set forth in the Risk Factors section and under any “Forward-Looking Statements” or similar heading in AbbVie’s and Apogee’s most recently filed Annual Report on Form 10-K filed on February 20, 2026, and March 2, 2026, respectively, and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

AbbVie and Apogee have based these forward-looking statements on their current expectations and projections about future events. Although the parties believe that the assumptions on which the forward-looking statements contained herein are based are reasonable, any of those assumptions could prove to be inaccurate. As a result, the forward-looking statements based upon those assumptions also could be incorrect. Except to the extent required by law, AbbVie and Apogee undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

This communication is being made in respect of the proposed transaction involving Apogee and AbbVie. Apogee has filed a definitive proxy statement and a form of proxy card with the SEC in connection with the solicitation of proxies for the special meeting of Apogee’s stockholders (the “Definitive Proxy Statement”). This communication is not a substitute for the Definitive Proxy Statement or any other document that may be filed by Apogee with the SEC.

BEFORE MAKING ANY DECISION, APOGEE STOCKHOLDERS ARE URGED TO CAREFULLY READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE INTO THE DEFINITIVE PROXY STATEMENT WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Any vote in respect of resolutions to be proposed at the special meeting of Apogee’s stockholders to approve the proposed transaction or other responses in relation to the proposed transaction should be made only on the basis of the information contained in the Definitive Proxy Statement. You may obtain free copies of the Definitive Proxy Statement and other related documents (when available) filed by Apogee with the SEC at the website maintained by the SEC at www.sec.gov or by accessing the Investors section of Apogee’s website at https://investors.apogeetherapeutics.com.

No Offer or Solicitation

This communication is for informational purposes only and is not intended to, and does not constitute or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participants in the Solicitation

Apogee, AbbVie and their respective directors and executive officers and certain of their employees may be deemed to be participants in the solicitation of proxies from Apogee’s stockholders in connection with the proposed transaction. Information regarding Apogee’s directors and executive officers is set forth under the captions “The Merger—Interests of Apogee’s Directors and Executive Officers in the Merger” and “Security Ownership of Certain Beneficial Owners and Management” in the Definitive Proxy Statement filed with the SEC on July 13, 2026; under the captions “Proposal 1: Election of Directors,” “Corporate Governance,” “Executive Officers,” “Executive Compensation” and “Certain Information About Our Common Stock” in the definitive proxy statement for Apogee’s 2026 Annual Meeting of Stockholders, filed with the SEC on April 24, 2026; and in Apogee’s Current Reports on Form 8-K, filed with the SEC on April 24, 2026, and June 12, 2026. Information regarding AbbVie’s directors and executive officers is set forth under the captions “Information Concerning Director Nominees,” “The Board of Directors and its Committees,” “Director Compensation,” “Securities Ownership” and “Executive Compensation” in the definitive proxy statement for AbbVie’s 2026 Annual Meeting of Stockholders, filed with the SEC on March 23, 2026; and in AbbVie’s Current Report on Form 8-K, filed with the SEC on May 12, 2026. To the extent holdings of Apogee’s securities and AbbVie’s securities by their respective directors or executive officers have changed since the amounts set forth in such filings, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Beneficial Ownership on Form 4 filed with the SEC. These documents may be obtained free of charge from the SEC’s website at www.sec.gov or by accessing the Investors section of Apogee’s website at https://investors.apogeetherapeutics.com and the Investors section of AbbVie’s website at https://investors.abbvie.com. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed transaction will be included in the Definitive Proxy Statement and other relevant materials Apogee may file with the SEC.

APOGEE THERAPEUTICS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(In thousands, except share data)

	JUNE 30, 2026	DECEMBER 31, 2025
Assets
Current assets:
Cash and cash equivalents	$105,571	$131,549
Marketable securities	866,355	598,643
Prepaid expenses and other current assets	19,807	11,166
Total current assets	991,733	741,358
Long-term marketable securities	321,943	172,730
Property and equipment, net	4,822	5,688
Right-of-use asset, net	6,708	8,687
Other non-current assets	10,607	8,671
Total assets	$1,335,813	$937,134
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,080	$1,221
Lease liability	2,365	3,504
Accrued expenses and other current liabilities	32,065	23,181
Total current liabilities	37,510	27,906
Long-term liabilities:
Lease liability, net of current	4,468	5,345
Revenue share liability	99,231	—
Total liabilities	141,209	33,251
Stockholders’ equity:
Common Stock; $0.00001 par value, 400,000,000 authorized, 75,611,894 issued and 75,339,499 outstanding as of June 30, 2026; 400,000,000 authorized, 69,038,943 issued and 68,401,349 outstanding as of December 31, 2025	1	1
Additional paid-in capital	1,918,830	1,464,561
Accumulated other comprehensive (loss) income	(2,503)	1,080
Accumulated deficit	(721,724)	(561,759)
Total stockholders’ equity	1,194,604	903,883
Total liabilities and stockholders’ equity	$1,335,813	$937,134

APOGEE THERAPEUTICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(In thousands)

	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,
	2026	2025	2026	2025
Operating expenses:
Research and development	$67,301	$55,703	$128,120	$102,090
General and administrative	24,342	17,462	46,295	34,171
Merger transaction costs	4,361	—	4,361	—
Total operating expenses	96,004	73,165	178,776	136,261
Loss from operations	(96,004)	(73,165)	(178,776)	(136,261)
Other income, net:
Interest income, net	11,808	7,141	20,548	14,981
Interest expense	(1,580)	—	(1,580)	—
Total other income, net	10,228	7,141	18,968	14,981
Net loss before taxes	(85,776)	(66,024)	(159,808)	(121,280)
Provision for income taxes	(78)	(72)	(157)	(155)
Net loss after taxes	$(85,854)	$(66,096)	$(159,965)	$(121,435)

Investor Contact:
Noel Kurdi
VP, Investor Relations
Apogee Therapeutics, Inc.
Noel.Kurdi@apogeetherapeutics.com

Media Contact:
Dan Budwick
1AB Media
dan@1abmedia.com